UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2015

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2015, Consolidated Communications, Inc. (the “Issuer”), a wholly owned subsidiary of Consolidated Communications Holdings, Inc. (the “Company”), completed the previously announced sale of $300.0 million aggregate principal amount of its 6.50% Senior Notes due 2022 (the “New Notes”).  The New Notes were priced at 98.26% of par to yield 6.804% to maturity and resulted in total gross proceeds of approximately $294.8 million, excluding accrued interest.

The New Notes are additional notes under an indenture dated as of September 18, 2014, as supplemented by the first supplemental indenture dated as of October 16, 2014, as further supplemented by the second supplemental indenture dated as of November 14, 2014, and as further supplemented by a third supplemental indenture dated as of June 8, 2015 (the “Third Supplemental Indenture”) among the Issuer, the Company, the subsidiary guarantors of the Company named therein (the “Guarantors”) and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee (the “Trustee”) (such indenture and so supplemented, the “New Notes Indenture”), pursuant to which the Issuer, as successor, by way of merger, to Consolidated Communications Finance II Co., previously assumed the $200.0 aggregate principal amount of 6.50% Senior Notes due 2022 (the “Existing Notes” and together with the New Notes, the “Notes”).  The New Notes will be fully fungible with, rank equally to, and be treated as a single series with the Existing Notes and will have the same terms as the Existing Notes (except that New Notes issued pursuant to Regulation S will trade separately under different CUSIP/ISIN numbers until 40 days after the issue date of the New Notes, but thereafter any such holders may transfer their New Notes issued pursuant to Regulation S into the same CUSIP/ISIN numbers as the Existing Notes issued pursuant to Regulation S).  The New Notes and the Existing Notes will vote as one class for all purposes under the indenture governing the Notes.

The New Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  The New Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company intends to use the net proceeds of the sale of the New Notes to redeem all of the Issuer’s outstanding 10.875% Senior Notes due 2020 (the “2020 Notes”) that were issued pursuant to an indenture, dated as of May 30, 2012 (such indenture, as supplemented, the “2020 Notes Indenture”) between the Company (as successor to Consolidated Communications Finance Co.) and the Trustee, to repay a portion of outstanding borrowings under the Issuer’s revolving credit facility and to pay related fees and expenses.

On June 8, 2015, the Issuer provided notice to the Trustee and the holders of the 2020 Notes under Section 11 of the 2020 Notes Indenture of the Issuer’s election to redeem, satisfy and discharge the entire outstanding principal amount of the 2020 Notes on July 8, 2015 and irrevocably deposited with the Trustee approximately $264.3 million, representing the entire outstanding principal amount of the 2020 Notes of approximately $227.2 million and the accrued and unpaid interest to July 8, 2015 and the applicable premium thereunder of approximately $37.1 million.  As a result, the Issuer, the Company and the subsidiary guarantors of the Company under the 2020 Notes have satisfied and discharged their respective obligations under the 2020 Notes and the 2020 Notes Indenture pursuant to the satisfaction and discharge provisions thereunder.

The description of the Third Supplemental Indenture and the New Notes in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the Third Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and to the Form of Note, which was filed as Exhibit 4.3 to the Current Report on Form 8-K filed September 24, 2014.

The New Notes will mature on October 1, 2022.  The Issuer will pay interest on the New Notes at a rate of 6.50% per year, payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2015.

At any time on or after October 1, 2017, the Issuer may redeem all or a part of the New Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon to the applicable redemption date if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2017	104.875%
2018	103.250%
2019	101.625%
2020 and thereafter	100.000%

At any time prior to October 1, 2017, the Issuer may redeem all or part of the New Notes, at a redemption price equal to 100% of their principal amount, plus a ‘‘make whole’’ premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.  In addition, at any time prior to October 1, 2017, the Issuer may redeem up to 35% of the principal amount of the New Notes at a redemption price equal to 106.50%, plus accrued and unpaid interest, if any, using the net proceeds of certain equity offerings.

Upon the occurrence of a change of control (as defined in the New Notes Indenture), holders of the New Notes will have the right to require the Issuer to repurchase all or a portion of the New Notes at a price equal to 101% of the aggregate principal amount of the New Notes repurchased, together with any accrued and unpaid interest to the date of purchase.  In connection with certain asset sales, the Issuer will be required to use the net cash proceeds of the asset sale to make an offer to purchase the New Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

The New Notes are the general unsecured obligations of the Issuer, as issuer, and will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by the Company, and each subsidiary of the Issuer that guarantees any indebtedness under the Issuer’s credit agreement.  The New Notes and the guarantees thereof will rank senior in right of payment to any of the Issuer’s and the guarantors’ future subordinated indebtedness; rank equal in right of payment with any of the Issuer’s and the guarantors’ existing and future senior indebtedness; rank effectively junior to the Issuer’s and the guarantors’ existing and future secured indebtedness (including indebtedness under the Issuer’s credit agreement), to the extent of the value of the Issuer’s and the guarantors’ assets constituting collateral securing such indebtedness; and rank effectively junior to any indebtedness or liabilities of any subsidiary of the Issuer that does not guarantee the New Notes.

The New Notes Indenture, among other things, limits the Issuer’s and its restricted subsidiaries’ ability to: incur additional indebtedness or issue certain preferred stock; pay dividends or make other distributions on capital stock or prepay subordinated indebtedness; purchase or redeem any equity interests; make investments; create liens; sell assets; enter into agreements that restrict dividends or other payments by restricted subsidiaries; consolidate, merge or transfer all or substantially all of its assets; engage in transactions with the Issuer’s affiliates; or enter into any sale and leaseback transactions. However, during any period that both Standard and Poor’s Ratings Services and Moody’s Investors Service, Inc. have assigned the New Notes an investment grade rating and no default has occurred and is continuing with respect to the New Notes, most of the covenants will cease to be in effect.  These covenants are subject to important exceptions and qualifications.

In addition, the New Notes Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the New Notes when due, invalidity or disaffirmation of guarantees, failure to comply with covenants under the New Notes Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to pay certain final judgments and occurrence of certain events of bankruptcy and insolvency.  In the case of an event of default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the New Notes to be due and payable immediately by notice in writing to the Issuer (and to the Trustee if given by holders) specifying the event of default.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of, the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the sale of the New Notes, the Issuer, the Company and each of the subsidiary guarantors of the Company named therein entered into a registration rights agreement, dated as of June 8, 2015 (the “Registration Rights Agreement”), with Morgan Stanley & Co. LLC, as representative of itself, Wells Fargo Securities, LLC and Mizuho Securities USA Inc. (collectively, the “Initial Purchasers”).  Under the Registration Rights Agreement, the Issuer and the guarantors will agree that if (1) the New Notes are not freely transferable by the holders thereof that are not affiliates of the Issuer in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied) and (2) the restrictive legend has not been removed from the New Notes, in each case, by the 366th day following the original issuance date the Existing Notes to file an exchange offer registration statement to allow holders to exchange Notes for the same principal amount of a new issue of Notes with substantially identical terms, except they will generally be freely transferable under the Securities Act.  In addition, the Issuer and the guarantors will agree to file, under certain circumstances, a shelf registration statement to cover resales of the New Notes.  If the Issuer fails to complete the registered exchange offer or the shelf registration statement has not been declared effective within 475 days after the original issuance of the Existing Notes, or either registration statement is declared effective but thereafter ceases to effective or usable in connection with resales or exchanges of Notes during the time periods specified in the Registration Rights Agreement, the Issuer will be required to pay additional interest on the New Notes.  With respect to the first 90-day period immediately following the occurrence of the first registration default, additional interest shall be payable in an amount equal to 0.25% per annum on the principal amount of Notes.  The amount of the additional interest will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.5% per annum.

The foregoing description of the Registration Rights Agreement is a summary and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto.

The Initial Purchasers or their respective affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Issuer and its affiliates, for which they have received customary compensation.  The Initial Purchasers may, from time to time, engage in transactions and perform services for the Issuer and its affiliates in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.  Affiliates of certain of the Initial Purchasers, Morgan Stanley Bank, N.A. and Wells Fargo Bank National Association, are lenders under CCI’s credit agreement.  Wells Fargo Bank National Association, an affiliate of Wells Fargo Securities, LLC, serves as trustee under the New Notes Indenture and as trustee under the 2020 Notes Indenture.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

No.	Description
4.1
Third Supplemental Indenture, dated as of June 8, 2015, among Consolidated Communications Enterprise Services, Inc.; Consolidated Communications of Fort Bend Company; Consolidated Communications of Pennsylvania Company, LLC; Consolidated Communications Services Company; Consolidated Communications of Texas Company; SureWest Fiber Ventures, LLC; SureWest Kansas, Inc.; SureWest Telephone; SureWest TeleVideo; Cable Network, Inc.; Crystal Communications, Inc.; Enterprise Integration Services, Inc.; Enventis Corporation; Enventis Telecom, Inc.; Heartland Telecommunications Company of Iowa; IdeaOne Telecom, Inc.; Mankato Citizens Telephone Company; Mid-Communications, Inc.; and National Independent Billing, Inc. (collectively, the “Subsidiary Guarantors”); the Company; Consolidated Communications, Inc.; and Wells Fargo Bank, National Association, as trustee

4.2	Registration Rights Agreement, dated as of June 8, 2015, among the Company, Consolidated Communications, Inc., the Subsidiary Guarantors and Morgan Stanley & Co. LLC

4.3	Form of 6.50% Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 18, 2014)

Safe Harbor

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Certain statements in this Current Report on Form 8-K are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include our ability to successfully integrate the operations of Enventis Corporation and realize the synergies following our acquisition of Enventis in October 2014, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to shareholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this Current Report on Form 8-K. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description
4.1
Third Supplemental Indenture, dated as of June 8, 2015, among Consolidated Communications Enterprise Services, Inc.; Consolidated Communications of Fort Bend Company; Consolidated Communications of Pennsylvania Company, LLC; Consolidated Communications Services Company; Consolidated Communications of Texas Company; SureWest Fiber Ventures, LLC; SureWest Kansas, Inc.; SureWest Telephone; SureWest TeleVideo; Cable Network, Inc.; Crystal Communications, Inc.; Enterprise Integration Services, Inc.; Enventis Corporation; Enventis Telecom, Inc.; Heartland Telecommunications Company of Iowa; IdeaOne Telecom, Inc.; Mankato Citizens Telephone Company; Mid-Communications, Inc.; and National Independent Billing, Inc. (collectively, the “Subsidiary Guarantors”); the Company; Consolidated Communications, Inc.; and Wells Fargo Bank, National Association, as trustee

4.2	Registration Rights Agreement, dated as of June 8, 2015, among the Company, Consolidated Communications, Inc., the Subsidiary Guarantors and Morgan Stanley & Co. LLC

4.3	Form of 6.50% Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 18, 2014)